Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE
FOR WAYNE DAVIS

This Separation Agreement and Release (this “Agreement”) is entered into between Charter Communications, Inc. (the “Company” or “Charter”) and me, Wayne Davis, as a condition to and in order to receive payments under my Employment Agreement with Charter dated as of September 7, 2005 (the “Employment Agreement”) as a result of a separation from employment as of March 23, 2006 other than for Cause. The Company and I agree as follows:

(a) Payments And Benefits Payable Per The Employment Agreement: In exchange for this Agreement, and subject to my execution of this Agreement (and the failure to revoke the same within seven (7) days after I sign and deliver it), the Company will provide me with the payments and benefits called for by Section 5.5.1 of the Employment Agreement, which consist of the following:

(i)
I will receive the amount of base salary that would have been paid to me, calculated at the current annual rate of $450,000, from the date my employment terminated until and ending September 30, 2007 (the “Separation Term”); provided that the total of all such payments shall not exceed, in the aggregate, the gross amount of $693,000. Subject to the provisions of Section 5.6 of the Employment Agreement, this amount (the “Separation Payment”) will be paid over the remainder of the Separation Term in equal bi weekly installments on the Company’s regular pay days for executives, commencing with the first payday after all conditions in Section 5.6 of the Employment Agreement are satisfied; provided that, in order to avoid the tax consequences of Section 409A of the Internal Revenue Code of 1986 (the “Code”), the first payment shall cover all payments scheduled to be made to me in the bi weekly payments that would have been made to me for the period (the “Initial Payment Period”) beginning on March 23, 2006 and ending on the six (6) month anniversary of the date I have a separation from service for purposes of Code Section 409A, and the first such payment shall be delayed until the day after the end of the Initial Payment Period;

(ii)
The amount of my incentive compensation for 2006 (prorated for the period from the beginning of the year in question until the effective date of termination) if and to the extent a bonus otherwise is payable under the terms of the applicable incentive bonus plan as determined by the Board, based upon results for the entire year. This amount will be payable no later than April 1, 2007 (and in no event earlier than the first day after the six month anniversary of the date my employment with Charter terminated). The Board shall determine the amount of any such bonus and/or the extent to which any such bonus has been earned under the plan, in its sole discretion, considering results for the entire year and not just the period of my employment;

(iii)
A lump sum payment (net after deduction of taxes and other required withholdings) equal to the product of (x) eighteen (18) times (y) the monthly cost, at the time my employment is terminated, for me to receive under COBRA the paid coverage for health, dental and vision benefits then being provided for me at the Company’s cost at the time my employment is terminated. This amount will be paid on the day after the last day of the Initial Payment Period, and will not take into account future increases in costs during the applicable time period;

(v)
To the extent authorized and permitted by the terms of the applicable plan, any stock options and restricted stock previously awarded to me will continue to vest under such plan for the remainder of the Separation Term. This period of time qualifies, in the case of a payment under Section 5.5.1 of the Employment Agreement, as the period of time during which I am receiving severance for purposes of Section 5.4 of the Charter Communications, Inc. 2001 Stock Incentive Plan, as amended, and any applicable stock option or restricted stock agreement signed pursuant to a grant under such plan (and the payment specified in Section 5.5.1 (a) of the Employment Agreement qualifies as “severance” for purposes of Section 5.4 of the Charter Communications, Inc. 2001

Stock Incentive Plan). Notwithstanding the foregoing, no stock option shall remain exercisable beyond the latest date on which the term of the stock option could be extended without causing the stock option to be treated as deferred compensation subject to Section 409A of the Internal Revenue Code.

These payments and benefits will be paid and/or provided as and when called for by the Employment Agreement after all conditions to the effectiveness of this Agreement and the releases called for by this Agreement have been satisfied. The right to retain the same shall be subject to compliance with this Agreement and the terms of the Employment Agreement. In the event I die before all payments and amounts due to me hereunder are paid, any remaining payments will be made to my spouse, if she survives me and, if not, to my estate.

Whether or not I sign this Agreement, I will receive my wages for all time worked through and ending March 23, 2006. I acknowledge receiving payment of the amounts specified in this paragraph by my signature on this Agreement.

(b) Resignation; Complete Release: I hereby resign all offices, directorships, manager positions and other similar offices I hold with Charter or any of its subsidiaries or related or affiliated corporations, limited liability companies and partnerships. Subject to the limitations described below, I unconditionally and irrevocably release Charter, its current and former parents, plans, subsidiaries, and affiliates, and their respective current or former employees, directors and agents and related parties, from all known and unknown claims, lawsuits and causes of action, if any, that I presently could have for any event that has occurred prior to my signing this Agreement, from any claims, lawsuits and causes of action arising out of or relating to my employment with Charter and/or any of its subsidiaries or affiliates to date, from any claims, lawsuits and causes of action in any way arising out of or based upon the Employment Agreement or any decision, promise, agreement, policy, practice, act or conduct prior to this date of or by any person or entity I am releasing, and from any claims, lawsuits, and causes of action in any way arising out of or based upon any facts occurring prior to the date I sign this Agreement. I understand that this means that, subject to the limitations described below, I am releasing Charter and such other persons and entities from, and may not bring claims against any of them under (a) Title VII of the Civil Rights Act of 1964 or Sections 1981 and 1983 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, ancestry, religion, or sex; (b) the Age Discrimination in Employment Act, which prohibits discrimination based on age; (c) the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; (d) the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; (e) the WARN Act, which requires that advance notice be given of certain workforce reductions; (f) the Employee Retirement Income Security Act, which among other things, protects employee benefits; (g) the Fair Labor Standards Act of 1938, which regulates wage and hour matters; (h) the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; (i) the Sarbanes-Oxley Act of 2002, which, among other things, provides Whistleblower protection or any other federal or state law, regulation, or executive order prohibiting discrimination or retaliation or for breach of contract; (j) any of the laws of the State of Missouri or any political subdivision of any such State; or (k) any other law prohibiting retaliation based on exercise of my rights under any law, providing whistleblowers protection, providing workers’ compensation benefits, protecting union activity, mandating leaves of absence, prohibiting discrimination based on veteran status or military service, restricting an employer’s right to terminate employees or otherwise regulating employment, enforcing express or implied employment contracts, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims, and any other law relating to salary, commission, compensation, benefits, and other matters. I specifically represent that I have not been treated adversely on account of age, gender or other legally protected classification, nor have I otherwise been treated wrongfully in connection with my employment with the Company and/or any of its subsidiaries or affiliates and that I have no basis for a claim under the Age Discrimination in Employment Act or any applicable law prohibiting employment or other discrimination or retaliation. I acknowledge that the Company relied on the representations and promises in this Agreement in agreeing to pay me the benefits described in subsection (a). I understand that I am releasing claims for events that have occurred prior to my signing this Agreement that I may not know about and that by virtue of the termination of my employment I am not entitled to any payments under the 2005 Executive Cash Award Plan. This release does not include claims arising after the date I sign this Agreement, any claim under a stock option plan or award agreement, incentive stock plan, or the restricted stock award agreement based upon my service to and ending the date my employment terminates, any claim under a group health insurance plan in which I participate for claims accrued as of the date my employment terminated, or a breach of the provisions of this Agreement (including but not limited to a breach of any obligation to provide me with the payments and benefits called for by Sections 5.5.1 of the Employment Agreement, as specified in paragraph (a) above) and any pending claims for workers compensation that have already been filed or for on-the-job injuries that have already been reported.

(c) Promise Not to File Claims: I promise never to file, prosecute or pursue any lawsuit based on a claim purportedly released by this Agreement, and I will withdraw with prejudice any such lawsuit, administrative charge or other legal action that may already be pending. I promise never to seek or accept any damages, remedies, or other relief for myself personally (any right to which I hereby waive) by prosecuting a charge with any administrative agency, or otherwise, with respect to any claim purportedly released by this Agreement. I specifically acknowledge and agree that I am not entitled to severance or any other benefits under the Charter Communications Special One-Time Severance Plan or other severance plan or contract, or to any payments following termination of my employment under or by reason of the Employment Agreement (other than the payments and benefits called for by Sections 5.5.1 of the Employment Agreement, as specified in paragraph (a) above), and that the payments and benefits described in this Agreement are in lieu of any severance or other benefits to which I may be entitled under such plan or any other policy, program, plan or agreement and satisfy and are in lieu of any payments to which I may be entitled under the Employment Agreement or any other such plan, policy, program or arrangement, and I specifically waive any rights I may have under that plan and any such agreement, if any.

(d) Non-admission of Liability: This Agreement is not an admission of fault, liability or wrongdoing by me or any released party, and should not be interpreted or construed as such. I understand that all released parties specifically deny engaging in any liability or wrongdoing.

(e) Non-Disparagement: I will make no statement or announcement concerning my departure from Charter except as may be reviewed and approved by Charter in advance. During the balance of and subsequent to my employment with Charter and/or any of its subsidiaries or affiliates: (1) I agree to conduct myself in a professional and positive manner in all of my dealings, communications and contacts concerning Charter, my employment, or my separation from employment, (2) I agree not to criticize, denigrate, disparage, or make any derogatory statements about the Company, and (3) I agree not to make any derogatory or critical statements about the Company (including any subsidiaries, or affiliates), its business plans, policies and practices, or about any of its officers, employees or former officers or employees, to customers, competitors, suppliers, employees, former employees, members of the public (including but not limited to in any internet publication, posting, message board or weblog), members of the media, or any other person, nor shall I harm or in any way adversely affect the reputation and goodwill of the Company. Nothing in this paragraph shall prevent anyone from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law, including, but not limited to, assisting in an investigation or proceeding brought by any governmental or regulatory body or official related to alleged violations of any law relating to fraud or any rule or regulation of the Securities and Exchange Commission.

(f) Future Cooperation: During and subsequent to my employment with Charter, I agree to cooperate with the Company, and to furnish any and all complete and truthful information, testimony or affidavits in connection with any matter that arose during my employment, that in any way relates to the business or operations of the Company or any of its parent or subsidiary corporations or affiliates, or of which I may have any knowledge or involvement; and to consult with and provide information to Charter and its representative concerning such matters. The parties will make their best efforts to have such cooperation performed at reasonable times and places and in a manner as not to unreasonably interfere with any other employment in which I may then be engaged. Nothing in this Agreement shall be construed or interpreted as requiring me to provide any testimony, sworn statement or declaration that is not complete and truthful. If the Company requires me to travel outside the metropolitan area in the United States where I then reside to provide any testimony or otherwise provide any such assistance, then Charter will reimburse me for any reasonable, ordinary and necessary travel and lodging expenses incurred by me to do so provided I submit all documentation required under Charter’s standard travel expense reimbursement policies and as otherwise may be required to satisfy any requirements under applicable tax laws for Charter to deduct those expenses.

(g) Confidential and Proprietary Information; Covenant Not To Compete:  I reaffirm my obligations under and agree to remain bound by and to comply with the provisions of Sections 6, 7 and 8.2 of my Employment Agreement with Charter, and agree those provisions continue to apply to me, notwithstanding the termination of my employment, the reason for termination of employment, or any act, promise, decision, fact or conduct occurring prior to this date. The “Restricted Period” for purposes of Section 7 of my Employment Agreement shall start on March 20, 2006. In addition, I reaffirm my obligations under and agree to remain bound by and to comply with any other agreement or policy relating to confidential information, invention, non-solicitation, non competition, or similar matters to which I am now subject.

(h) Consideration of Agreement: The Company advised me to take this Agreement home, read it, and carefully consider all of its terms before signing it. The Company gave me, and I understand that I have, 21 days in which to consider this Agreement, sign it and return it to the Company. I waive any right I might have to additional time within which to consider this Agreement. I understand that I may discuss this Agreement with an attorney, at my own expense during this period. I understand that I may revoke this Agreement within 7 days after I sign it by advising the Company orally or in writing within that seven (7) day time period of my intention to revoke this Agreement. I have carefully read this Agreement, I fully understand what it means, and I am entering into it voluntarily. I am receiving valuable consideration in exchange for my execution of this Agreement that I would not otherwise be entitled to receive, consisting of the benefits described in Paragraph (a) of this Agreement. If I revoke my acceptance of this Agreement within such 7 day time period, or if I fail to accept this Agreement within the 21 day time period, then Charter shall have no obligations under this Agreement, including but not limited to any obligation to pay or provide the payments specified in this Agreement.

(i) Return of Property: I will return to the Company when my employment ends (or such later date as the Company may establish) all files, memoranda, documents, records, credit cards, keys, computers, cellular telephone, other equipment, badges, vehicles, Confidential Information and any other property of the Company then in my possession or control as directed by the Company. I also will reveal to the Company at the Company’s request all access codes to any computer or other program or equipment.

(j) Choice of Law: This Agreement was drafted in Missouri, and the Company’s Corporate offices are in Missouri. Therefore, this Agreement is to be governed by and interpreted according to the internal laws of the State of Missouri without reference to conflicts of law principles, and this Agreement shall be deemed to have been accepted and entered into in the State of Missouri.

(k) Amendment, Miscellaneous: Neither this Agreement nor any of its terms may be amended, changed, waived or added to except in a writing signed by both parties. The Company has made no representations or promises to me to sign this Agreement, other than those in or referred to by this Agreement. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

This Agreement was presented to me on March 20, 2006. I have been advised to take this Agreement home, read it, and carefully consider all of its provisions before signing it. I will have 21 days, to and including April 13, 2006 in which to consider it, sign it and return it to Lynne Ramsey. This agreement will not become effective until it has been executed by the Company representative named below.

I have carefully read this Agreement, I fully understand what it means, and I am entering into it voluntarily.

Presented By:

Name:   /s/ Abby Pfeiffer    Date Delivered: March 23, 2006

Employee:

Signature:   /s/ Wayne H. Davis   Date Signed:  March 30,2006____

Printed Name:  Wayne H. Davis________

Company:

Signature: /s/ Lynne F. Ramsey_____  Date Received: April 5, 2006 ___

Printed Name : Lynne F. Ramsey
Please Return To:

Lynne F. Ramsey
Senior Vice President, Human Resources
Charter Communications
12405 Powerscourt Drive
St. Louis, MO 63131